                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         March 12, 1996
                                                -------------------------------



                                 CALL NOW, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Florida                     0-27160                 65-0337175
----------------------------   -------------------          ------------------
(State or other jurisdiction   (Commission                  (IRS Employer
     of incorporation)          File No.)                    Identification No.)

                   P.O. Box 531399, Miami Shores, FL  33153
--------------------------------------------------------------------------------


Registrant's telephone number, including area code  (305) 751-5115
                                                    --------------







Page 1 of

Item 2.  Acquisition or Disposition of Assets.

         The Company declared a dividend to its shareholders of record on March 12, 1996 of 1 share of Cable-Sat Systems, Inc. common stock for each 10 shares of the Company's common stock held as of the close of business on such date. Such dividend amounts to approximately 723,438 shares.

         On October 1, 1996 Cable-Sat Systems, Inc. redeemed its 150,000 shares of Preferred Stock held by the Company for $450,000 plus 150,000 of Cable-Sat common stock.

         In August 1996 the Company executed an agreement to sell all of the assets and liabilities of its long distance services company, ARN Communications Corp. (ARN). Under the terms of the agreement, the former President of ARN exchanged one hundred thousand shares of Call Now, Inc. common Stock for all of the assets and liabilities of ARN.

         On September 20, 1996 the Company acquired $52,274,000 of the $54,040,000, 8.75% term bonds of the Retama Development Corporation Special Facilities Revenue Bonds, Series 1993 for a purchase price of $10,300,000. The bonds are secured by a first mortgage on the Retama Park Racetrack in Selma, Texas.

         The Bonds were purchased for $10,300,000 in association with Hall, Solomon & Howe Financial, Inc. Pursuant to this agreement with Hall, Solomon & Howe Financial, Inc. the Company owns $27,020,000 of the Bonds and Hall, Solomon & Howe Financial, Inc. owns $27,020,000 of the Bonds. The purchase price of the Bonds was $10,300,000, of which the Company paid $8,600,000 and HSH paid $1,740,000 at the time of acquisition. HSH has agreed to make additional payments to the Company of $1,950,000 as its purchase price for the Bonds. The Company also issued a stock purchase warrant to HSH to purchase 760,000 shares of the Company's common stock at $2.60 per share. The Company and HSH have entered into an agreement concerning the various aspects of their holding of the Bonds, including sharing of potential defeasance payments, expenses and debt service, a copy of which agreement is filed herewith as an exhibit.

         In November 1996, the Company purchased from Retama Partners Ltd. the principal amount of $39,275,000 of a Retama Development Corporation Series 1993A Note and $500,000 of a Retama Development Corporation Series 1993B Note, as well as certain goodwill, enhancements as specified in the Agreement of Purchase and Sale, a copy of which is filed herewith as an exhibit. The Company issued 385,700 shares of its common stock for such Notes. These Notes are secured by a lien on the Retama Park Racetrack facilities, including real and personal property.

         On July 15, 1996, Andice Development Co. (a wholly owned subsidiary of Call Now, Inc.) acquired 118 acres of development property in Williamson County, Texas for a purchase price of $2,359,310. Under the terms of the purchase, the Company paid $589,310 and executed a seven year, 9% note in the amount of $1,770,000. The note requires the Company to make semi-annual principal and interest payments of $85,721.39 commencing on January 15, 1997 and ending July 15, 2003, at which time, the entire remaining balance is due and payable.

         The following is a summary of annual principal payments due under this agreement:

     Year                                                 Amount
     ----                                                 ------
     1997                                              $   12,416
     1998                                                  13,558
     1999                                                  14,806
     2000                                                  16,169
     2001                                                  17,657
     Thereafter                                         1,695,394
                                                       ----------
     Total                                             $1,770,000
                                                       ==========

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibits. Agreement between Registrant and Hall, Solomon & Howe Financial, Inc. dated October 17, 1996 covering purchase of certain Retama Development Corporation bonds is annexed hereto as Exhibit A.

         Agreement of Purchase and Sale between Registrant and Retama Park Association, Inc., Retama Partners, Ltd. and Retama Park Management Company, L.C., relating to purchase of certain Development Corporation Notes is annexed hereto as Exhibit B.

         Agreement to purchase certain real estate in Texas is annexed hereto as Exhibit C.

         Agreement with Alan Niederhoffer relating to sale of assets of ARN Communications Corp. is annexed hereto as Exhibit C.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CALL NOW, INC.


                                        By:  s/ William M. Allen
                                           ----------------------------
November 12, 1996                            William M. Allen
                                             President

                                    EXHIBIT A

                                    AGREEMENT

THIS AGREEMENT, entered into as of the 17th day of October, 1996 by and between CALL NOW, INC., a Florida Corporation (CNI), and HALL, SOLOMON & HOWE FINANCIAL, INC., a Florida corporation (HSH).

WHEREAS, the parties have acquired certain tax exempt Bonds issued by the Retama Development Corporation ("RDC"), as Retama Development Corp.
Special Facilities Revenue Bonds, Series 1993 (hereafter the "Senior Bonds");
and

WHEREAS, the parties hereto desire to declare their respective interest in the Bonds and their further agreements as follows:

NOW, THEREFORE, the parties hereto mutually agree:

1. HSH has purchased 50% of the Senior Bonds for $3,690,000. HSH paid $1,740,000 September 20, 1996. HSH agrees to pay to CNI $1,100,000 on October 30, 1996. HSH agrees to pay $850,000 to CNI on or before December 15, 1996.

2. CNI agrees to own 50% of the Senior Bonds. CNI and HSH have paid an aggregate of $10,300,000 for the Senior Bonds. CNI agrees to accept $1,950,000 contemplated in #1 as final payment for the HSH 50% of the Senior Bonds.

3. CNI and HSH agree to work in concert to defease the Senior Bonds. The two parties agree that any net profits paid in cash on the defeasance of the Senior Bonds shall be paid 50% to CNI and 50% to HSH. However if CNI completes the acquisition contemplated in #~4, then the proportionate payout will be altered in accordance with #5.

4.  CNI intends to acquire $39,275,000 Retama Development Corporation Special

Facilities Subordinated Revenue Notes, Series 1993A (hereafter "1993A Notes") and $500,000 Retama Development Corporation Special Facilities Taxable Subordinated Revenue Notes Series 1993B (hereafter "1993B Notes"). CNI agrees to convey 50% of their 1993A Notes and 50% of the 1993B Notes to HSH.

5. When and if CNI acquires the 1993A Notes contemplated in #4, the net profits of the defeasance from the Senior Bonds and the 1993A Notes will be distributed 64% to CNI and 36% to HSH for the first $10,300,000 of net profits on defeasance. After $10,300,000 has been distributed, HSH and CNI shall receive 50% and 50%, respectively, of each additional dollar.

6. Any bonds that are issued to replace the Senior Bonds, 1993A Notes or the 1993B Notes shall be distributed 50% to CNI and 50% to HSH.

7. The parties shall cooperate with each other in all matters arising out of their ownership of the Senior Bonds, 1993A Notes and 1993B Notes, including selection of counsel to represent their interests as bondholders, recommending a plan of reorganization to the ~, t, recommending a management company and such other actions as may be advisable.

8. All counsel fees, disbursements and expenses approved by CNI and HSH to third parties shall be borne by CNI until CNI acquires the 1993A Notes and the 1993B Notes. When CNI acquires the 1993A Notes, the 1993B Notes and completes its obligation to convey 50% of the foregoing to HSH, then such costs will be borne equally.

9. If CNI and HSH agree to fund any operating deficits defined as excesses of expenses except for debt service payments, that exceed all revenuel4en CNI acquires the 1993A Notes, the 1993B Notes and completes its obligation to convey 50% of the foregoing to HSH, all such operating deficits will be borne equally.

10. CNI agrees to guaranty Bond debt service for the Senior Bonds held by the parties of $100,000 in fiscal 1997, $100,000 in fiscal 1998. When CNI acquires the 1993A Notes, the 1993B Notes and completes its obligation to convey 50% of the foregoing to HSH, all such bond debt service for the Senior Bonds will be borne equally.

11. CNI and HSH shall originally fund any cash outlays as described in #8, 9 and
10. HSH's share of these funds shall be paid back as outlined herein from HSH's defeasance profits or as otherwise mutually agreed.

12. In consideration of HSH paying $7600 to CNI, CNI shall deliver 760,000 warrants which allow HSH to purchase 760,000 shares of Cal Now, Inc. common stock with the symbol CNOW, at $2.60 per share on or before October 16, 1999.

13. Should a dispute arise between the parties concerning the terms of defeasance, plan to reorganization, management or any other matter requiring decision as bondholders, the parties shall be free to act in their individual capacities as holders of the bonds.

14. No party or its officers, agents or attorneys are authorized or empowered to perform acts, give consents, or take actions unless both parties have agreed in writing.

15. This agreement embodies the entire understanding between the parties and supersedes all prior agreements, understandings and communications relating to the subject matter hereof and shall be construed in accordance with and governed by the laws of the State of Florida.

                                                                       EXHIBIT B

                         AGREEMENT OF PURCHASE AND SALE

       This AGREEMENT OF PURCHASE AND SALE ("Agreement") is made as of this ____ day of November, 1996, by and between CALL NOW, INC. ("Call Now") and RETAMA PARK ASSOCIATION, INC. ("Association"), RETAMA PARTNERS, LTD. ("Partners"), and RETAMA PARK MANAGEMENT COMPANY, L.C. ("RPMC") (herein Association, Partners and RPMC may be individually and/or jointly and severally referred to as the "Seller").

                                  WITNESSETH:

       WHEREAS, in connection with the construction of a Class I racetrack in Selma, Texas (the "Track"), the Retama Development Corporation, a Texas non-profit local government corporation ("RDC") issued the following two series of subordinated notes (the "Notes"):

       1. Retama Development Corporation Special Facilities Subordinated Revenue Note (Retama Park Racetrack Project) Series 1993A in the original principal amount of $39,275,000.00 maturing December 15, 2020 ("Series 1993A Note").

       2. Retama Development Corporation Special Facilities Taxable Subordinated Revenue Note (Retama Park Racetrack Project) Series 1993B in the original principal amount of $500,000.00 maturing December 15, 2001 ("Series 1993B Note").

       WHEREAS, the Series 1993A Note is owned and held by Partners, and the Series 1993B Note is held by Joe Straus, Jr. ("Straus") as trustee, but owned in undivided interests (the "Series 1993B Note Interests") by the partners of Partners.

       WHEREAS, RPMC is a party with the RDC to that certain Management Agreement dated December 1, 1993 (the "Management Contract") pertaining to the management of the Track.

       WHEREAS, Association is the general partner of Partners.

       WHEREAS, Seller desires to assign and transfer or cause to be assigned and transferred the Notes, the Series 1993B Note Interests and the RPMC Interests (below defined) and the Other Assets (below defined) [collectively, the "Assets"] to Call Now, and Call Now desires to obtain the Assets (such transaction may be referred to as the "Acquisition").

       WHEREAS, the Acquisition is of material benefit to each Seller.

       WHEREAS, the RDC commenced a proceeding under Chapter 9, Title 11, United States Code, styled In re: Retama Development Corporation, Case No. 96-51115-LC, United States Bankruptcy Court, Western District of Texas, San Antonio Division (the "Bankruptcy Case") on or about March 20, 1996.

       NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                               PURCHASE OF ASSETS

       1.1    Notes to be Purchased.

              (a) Series 1993A Note. Subject to and upon the terms and conditions hereof, Partners shall sell, transfer, assign, convey and deliver to Call Now and Call Now shall purchase and acquire from Partners, at the Closing (as hereinafter defined), the Series 1993A Note and all entitlements thereunder free and clear of all claims or encumbrances. Partners waives any right or claim to accrued interest on the Series

1993A Note, and agrees that any entitlement to accrued interest on the Series 1993A Note passes to Call Now as part of the Series 1993A Note. The Series 1993A Note will be endorsed by Partners without recourse.

              (b) Series 1993B Note. Subject to and upon the terms and conditions hereof, Partners will use its reasonable efforts to cause its partners to sell, transfer, assign, convey and deliver to Call Now, the Series 1993B Note Interests, so that at Closing, Call Now owns at least 60% in number and 75% in amount of all Series 1993B Note Interests and 75% in outstanding principal and accrued interest of the Series 1993B Note. Partners shall use its reasonable efforts to cause Straus to deliver physical possession of the Series 1993B Note into Escrow (as defined below). By the transfer of the Series 1993B Note Interests to Call Now, Partners and each transferor shall be deemed to waive any right to claim to accrued interest or other entitlements on the Series 1993B Note and to agree that any entitlement to accrued interest or otherwise on the Series 1993B Note Interests so transferred will pass to Call Now in the Acquisition. The form of transfer of the Series 1993B Note Interests will be satisfactory to Call Now and will include such waivers and agreements, and such warranties and representations made in favor of Partners and Call Now (as set forth in Article IV), and will provide for an endorsement of such interest without recourse.

       1.2 Other Assets. The Seller will also act in accordance with the Addenda attached to confer on Call Now or its designee the interests, rights or benefits of the following (the "Other Assets"):

              (a) Matters relating to the Management Contract and, at Call Now's option, all membership interests in RPMC (the "RPMC Interests") as described in Addendum A.

              (b) Certain enhancements under the license for the operation of the Track as described in Addendum B.

              (c) Goodwill of Seller and its partners, members and shareholders as described in Addendum C.

These Addenda are attached hereto and incorporated herein.

       1.3 Escrow Prior to Closing. Upon execution of this Agreement by Seller, Partners shall deliver into an escrow hereby established with the below-named Escrow Agent (the "Escrow") the Series 1993A Note properly endorsed in blank and without recourse. Partners will also use its reasonable efforts in accordance with Section 1.1 (b) above to have the Series 1993B Note delivered into Escrow. Such deliveries will be held by Escrow Agent in accordance with this Article I. Upon execution hereof, Call Now shall deliver to the Escrow Agent certificate number 2934, representing 385,700 shares of Call Now common stock (the "Stock"), issued to Partners, to be held by Escrow Agent in accordance with Article I.

       As received by Seller, Seller shall deliver to Escrow Agent the following to be held by Escrow Agent in accordance with this Section 1.3:

              (a) Investment letters in the form attached as Addendum D from each partner of Partners designed on the Transfer List (below described) to receive Stock upon distribution of the Stock by Partners according to Section
2.2 below, ("Investment Letters").

              (b) Appropriate minutes, resolutions and/or written consents of Seller evidencing authority of each Seller to close this Agreement and complete the Acquisition ("Authorizations").

       Prior to Closing, Seller shall deliver to Call Now and Escrow Agent a written list (the "Transfer List") setting forth the name of each partner of Partners and each owner of a Series 1993B Note Interest or a RPMC Interest, and listing the percentage ownership of Partners and the percentage Series 1993B
Note Interest or RPMC Interest. The Transfer List will also state the number of shares of Call Now common stock such partner or owner will acquire out of the 335,700 shares of Call Now to be delivered to Partners at Closing (exclusive of the additional 50,000 shares to be delivered to Partners but sold by Call Now in accordance with Section 2.2, below). Call Now, prior to Closing, may exchange with Escrow Agent certificate number 2934 for certificates necessary to effect distribution in accordance with such Transfer List. Such certificates evidencing the Stock may be referred to as the "Stock Certificates".

       Strause will retain until Closing and then deliver to the Escrow Agent the following as and to the extent received by Straus:

              (a) Series 1993B Note Interests, together with transfer forms, endorsed in blank without recourse as required.

              (b)    RPMC Interests, together with transfer forms.

       1.4    Disbursement from Escrow.

              (a) If this Agreement closes, Escrow Agent shall deliver to Call Now the Series 1993A Note, the Authorizations, and to the extent received, (subject to Section 1.5, below) the Series 1993B Note, all Series 1993B Note Interests tendered, and related transfer forms and Investment Letters, and if requested by Call Now, the RPMC Interests and the related transfer forms; and Escrow Agent shall deliver the Stock to Partners. Escrow Agent may deliver any items due to be delivered to Seller or any person (other than Call Now) to Straus as Seller's designated representative.

                 (b) If this Agreement does not close, Escrow Agent shall redeliver the Stock to Call Now, and redeliver the Series 1993A Note, the Authorizations, and if and to the extent received, the Series 1993B Note and each Series 1993B Note Interest, RPMC Interest, Investment Letters, and transfer form to Straus as Seller's designated representative.

         1.5. Escrow After Closing. Seller and Call Now recognize that some of the Series 1993B Note Interests and RPMC Interests may not be delivered prior to Closing. Therefore, should this Agreement close, then after Closing, Escrow Agent shall continue to hold the Series 1993B Note and any Series 1993B
Note Interests, RPMC Interests and transfer forms actually received by Escrow Agent. On December 15, 1996, or such earlier time as Call Now may designate, Partners and the Escrow Agent shall request the Indenture Trustee to issue two replacement notes for the Series 1993B Note, as follows: one replacement note will represent the Series 1993B Note Interests delivered to the Escrow Agent and now owned by Call Now, and a second replacement note will represent the Series 1993B Note Interests not delivered to the Escrow Agent. Partners will use its reasonable efforts to have Straus join in such request to the Indenture Trustee. If issued, the first replacement note will be delivered to Call Now and the second replacement note will be delivered to Straus on behalf of the owners of the Series 1993B Note Interests not acquired by Call Now. For this purpose, the Escrow Agent may deliver the Series 1993B Note to the Indenture Trustee. If the Indenture Trustee does not issue replacement notes, then the Escrow Agent shall deliver the Series 1993B Note and all Series 1993B Note Interests, which were delivered to the Escrow Agent, to Call Now, at Call Now's request.

         1.6 Escrow Agent. The Escrow Agent is Steven R. Brook. The Seller and Call Now recognize Steven R. Brook is a lawyer representing Call Now in the Acquisition and does not represent Seller. Seller is represented by one or more independent lawyers. Steven R. Brook is used as Escrow Agent, without compensation by Seller therefor, as a convenience to the parties. Escrow Agent may take any action set forth herein in reliance on any document Escrow Agent in good faith believes to be regular on its face; Escrow Agent has no duty to confirm or authenticate instructions or signatures. Steven R. Brook owes Seller only a duty of reasonable care to physically hold the things delivered to him in Escrow in accordance with this Article I. The Escrow Agent may resign at any time by notice to the parties hereto; the parties by a mutual written directive may remove or replace Escrow Agent at any time by notice to Escrow Agent. Call Now indemnifies and holds harmless Steven R. Brook from any loss, costs, claims or liability arising from Steven R. Brook's function as Escrow Agent, except for his negligence or wilful misconduct. Any successor Escrow Agent is indemnified jointly and severally by the parties hereto to the same extent. Escrow Agent is not a party to this Agreement, but joins this Agreement solely to consent to his appointment as Escrow Agent and to the terms regarding the Escrow and the Escrow Agent.

         1.7 Further Cooperation. At and subsequent to Closing, Seller, and each of them, shall execute and deliver, or cause to be executed and delivered, to Call Now or its designee, all other documents, instruments and agreements, and all endorsements and signatures, and take or cause to be taken all actions, reasonably necessary or useful in Call Now's reasonable opinion to effect the Acquisition; provided however, other than the Seller's costs of negotiating this Agreement, obtaining Authorizations and transfer forms, preparing the Transfer List, closing and effecting deliveries, Seller is not obligated to incur any out-of-pocket expense under this section. At Closing, Seller will withdraw or cause to be withdrawn each claim filed by or on behalf of Seller in the Bankruptcy Case and Seller will not file or cause to be filed additional claims in the Bankruptcy Case; provided however, the claim filed in the Bankruptcy Case regarding the Notes will not be withdrawn.

                                   ARTICLE II

                            PAYMENT AND DISTRIBUTION

         2.1 Purchase Price. As full and adequate consideration for the Acquisition, Call Now shall cause the Stock to be delivered by the Escrow Agent out of Escrow in accordance with this Agreement.

         2.2 Distribution. The Stock will be distributed in accordance with the directive of the Seller, subject to Article I, above, to this paragraph, and to Article III, below, and, subject to applicable laws. At Closing, 50,000 shares of the Stock shall be distributed directly to Partners in accordance with Section 1.4, and, at Partner's request, registered and sold on Seller's behalf as part of Call Now's next (following Closing) public offering of Call Now's common stock, in accordance with Article III. An additional 335,700 shares of the Stock shall be delivered to Partners upon Closing; simultaneously therewith, and as a material covenant hereunder, Partners shall re-certify the Transfer List to Call Now, and direct Call Now to re-issue the Stock Certificate for the 335,700 shares to the partners of Partners ("Initial Transferees") in accordance with the Transfer List, provided only that each such Initial Transferee shall have delivered such person's Investment Letter duly executed. If the Investment Letter has been received by Call Now, Call Now will re-issue a Stock Certificate to such Initial Transferee; if the Investment Letter has not been delivered, the Stock Certificates representing the shares of the Stock of the Initial Transferees not delivering their Investment Letters will be held by Partners, pending only the receipt of the Investment Letters, but if the Investment Letters have not been delivered prior to December 15, 1996, then Partners will re-deliver such Stock Certificates to Call Now, and Call Now will have the Stock Certificates reissued in the name of and redelivered to Partners. The 335,700 shares of the Stock will be registered at the next (following Closing) public offering of Call Now's common stock, in accordance with Article III. All Stock distributed under this Agreement shall bear a legend that restricts the sale of such shares for a period of six (6) months following their registration date(s), in addition to any legend required in
Article III, provided that the 50,000 shares may be sold in accordance with the foregoing.

         2.3     Dilution.

                 (a) Call Now represents that 385,700 shares of its common stock represents 4.44% of all of Call Now's outstanding common stock on a fully diluted basis, including any now existing rights, warrants or options in any person to acquire shares of the common stock of Call Now (the "Base Percentage"), and will represent the Base Percentage at the Closing.

                 (b) If prior to Closing there are any splits, dividends in kind or reorganizations of Call Now's common stock, the number of shares of Stock to be delivered under this Agreement will be adjusted accordingly so that the Base Percentage remains constant.

                 (c) For the period (the "Restriction Period") that is the longer of (i) two years following Closing or (ii) thirty (30) days subsequent to the lapse of restrictions on transferability under this Agreement or applicable securities laws, the direct transferees of the Stock from Call Now out of Escrow under this Agreement will be protected from involuntary dilution below the Base Percentage (determined on the aggregate of all shares of Stock delivered by Call Now into Escrow as above, or otherwise distributed under this Agreement) according to this Section 2.3. In the event of involuntary dilution of the Stock below the Base Percentage during the Restriction Period, Call Now will issue to Partners or the Initial Transferees, as the case may be, sufficient shares of Call Now's common stock at no additional cost to Partners or the Initial Transferees sufficient to cause the Stock including such additional shares to represent at least the Base Percentage of all outstanding common stock of Call Now (including any now existing rights, warrants or options for Call Now common stock). This protection is extended only to the Partners and the Initial Transferees, and no one else. Call Now will not be responsible for distribution of such additional shares to Initial Transferees, but will provide reasonable cooperation (at no expense to Call Now) to Partners in such distribution. This subsection (c) does not apply to, and there shall be excluded from the definition of involuntary dissolution under this subsection (c), any of the following:

                          (i) shares of Call Now common stock issued pursuant to the public offering in which the Stock is sold or registered under Section 2.2, above, or any underwritten public offering.

                          (ii) any sale by Call Now of its common stock at or above the lower of book or market value.

         2.4 Registration Costs. Call Now will pay the costs of registration of the Stock under Section 2.2, above.

                                  ARTICLE III

                                 SECURITIES ACT

         3.1 Investment Representation. Partners acknowledges that the Stock issuable pursuant this Agreement will not have been registered under the Securities Act of 1933 (the "Securities Act") and that the Stock must be held indefinitely unless subsequently registered thereunder or an exemption from registration is available. Except for the distribution pursuant to the Transfer List, Partners represents and warrants to Call Now that (i) it will acquire such Stock for investment, and not with a view to the distribution thereof within the meaning of the Securities Act, (ii) it will acquire such Stock for its own account and has not offered, and as of the Closing Date, as that term is hereinafter defined, will not have offered and does not intend to offer any participation or interest of any kind in such Stock to any other person and (iii) the purchase of the Stock constitutes an investment decision of an amount and type consistent with investment practices and objectives of those on the Transfer List. Partners acknowledges that Call Now has offered Partners and all Initial Transferees access to all information, financial and otherwise, regarding Call Now deemed relevant by Partners to its investment decision and an opportunity to discuss such information with officers and employees of Call Now and to examine its books and records. Seller shall use its reasonable efforts to cause each Initial Transferee to deliver his Investment Letter. Except as provided in Section 3.3, Partners shall not distribute any Stock to an Initial Transferee (or any one else) without an Investment Letter being received and delivered to Call Now.

         3.2 Legending of Securities. Other than Stock sold in an underwritten public offering, the Stock issuable hereunder shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any such Stock.

        Each certificate for Stock issued to Partners or an Initial Transferee, shall (unless otherwise permitted by this Article III) be stamped or otherwise imprinted in substantially the following form:

        "The transfer of the shares represented by this certificate is subject to compliance with the conditions specified in an Agreement dated ____________, between Call
        Now, Inc. and Retama Partners, Ltd., et al, a copy of which is on file at the office of the Corporation, and no transfer of such shares shall be valid or effective until such conditions have been fulfilled."


         3.3 Restrictions on Transferability. Partners, the Initial Transferees, and any subsequent holder of a certificate of Stock bearing the restrictive legend set forth in Section 3.2 (hereinafter in this Section 3.3 called the "Holder") by acceptance thereof agree, prior to any transfer or attempted transfer of such Stock other than after registration, to give written notice to the Call Now of such Holder's intention to effect such transfer (the "notice of transfer"). Each such notice of transfer shall describe the manner and circumstances of the proposed transfer in reasonable detail and shall contain an undertaking by the person giving such notice to furnish such further information as may reasonably be required by Call Now or counsel referred to below. Promptly upon receiving any such notice of transfer, the following provisions shall apply:

                 (i) If such notice of transfer does not include an opinion of counsel for the Holder reasonably acceptable to Call Now concerning the transferability of the Stock without registration under the Securities Act, Call Now shall promptly submit copies of the notice of transfer to its counsel. If in the opinion of such counsel, the proposed transfer of such Stock may be effected without registration under the

Securities Act, Call Now shall as promptly as is practicable so notify the Holder and the transfer agent of such Stock and such Holder shall thereupon be entitled to transfer such Stock in accordance with the terms of the notice delivered by such Holder to Call Now. Each certificate representing Stock issued upon the transfer of any such Stock shall bear the restrictive legend set forth above if in the opinion of such counsel such legend is required in order to insure compliance with the applicable provisions of the Securities Act;

                 (ii) If, in the opinion of such Call Now counsel, the proposed transfer of such Stock may not be effected without registration under the Securities Act, Call Now shall as promptly as is practicable to so notify the Holder. The Holder thereof, agrees, as to such Stock, by acceptance thereof, that if the proposed transfer cannot, in the reasonable opinion of such counsel, be effected without registration under the Securities Act, such Holder will not transfer such Stock unless it has been registered under the Securities Act, or unless the staff of the Securities and Exchange Commission has stated in writing that it would raise no objection with respect to the proposed transfer. The restrictions imposed by this Section 3.3 upon the transferability of any particular Stock shall cease and terminate concurrently with the sale or other disposition thereof pursuant to and in the manner contemplated by an effective registration statement under the Securities Act, or pursuant to and in accordance with Rule 144 promulgated under the Securities Act (or any similar rule or regulation hereafter promulgated), or such later date as provided in Paragraph 2.2, above. Whenever the restrictions imposed by this
         Section 3.3 shall terminate, as hereinabove provided, the Holder of any Stock as to which such restrictions shall have terminated shall be entitled to receive from Call Now one or more new certificates of such Stock not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by this
         Section 3.3.

                 (iii) If the Holder delivers with the notice of transfer an opinion of Holder's counsel to which Call Now has no reasonable objection confirming the transferability of the Stock without registration under the Securities Act, Call Now shall as promptly as is practicable so notify the transfer agent, if any, of such Stock and such Holder shall thereupon be entitled to immediately receive from Call Now one or more new certificates of such Stock not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by this Section 3.3.

         3.4 Registration Rights. If at any time while the Stock contain any restrictive legend imposed by Section 3.2 or Section 2.2, Call Now proposes to register any of its securities under the Securities Act on any form other than Form S-8 (or its equivalent), Call Now will each such time promptly give written notice to Partners of its intention to do so together with the name of the proposed underwriter, if any, and, upon the written request of Partners given within twenty (20) days after receipt of any such notice (which request shall state the intended method of disposition of such Call Now common stock), Call Now will use all reasonable efforts to cause any or all of the Stock to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid), provided however, that Call Now may, at any time, withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered, and provided further that Call Now shall not be obligated to file and cause to become effective more than one registration statement in which the Stock is effectively registered. Notwithstanding Articles II or III, Call Now shall not be required to register any of the shares if such shares could then be sold without registration by the Holders pursuant to the provisions of Rule 144 under the Securities Act. Nothing in this Section 3.4 is intended to reduce Call Now's undertakings regarding the 50,000 shares as provided in Section 2.2, above. Except as to the sale of 50,000 shares of Stock as described in Section 2.2, above, if the underwriter requests, the Partners and the Initial Transferees will delay their sale of remaining Stock pursuant to the registration statement for such time as Call Now requests, but for no longer than any other stockholder whose shares are being registered for sale pursuant to such registration statement can sell shares; provided that no delay will be beyond the waiting period after which the Partners or Initial Transferees could sell under certain circumstances without registration.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of Seller. Each Seller for itself represents and warrants to Call Now as follows:

                 (a) Such Seller is duly organized, validly existing and in good standing in and under the laws of the state of its organization. Such Seller has full power and authority to enter into this Agreement and to sell, transfer, assign and convey the Assets to Call Now.

                 (b) When duly executed by all parties, this Agreement will be valid and legally binding upon such Seller and neither the execution of this Agreement by such Seller nor the performance by such Seller of the various terms and provisions hereof will violate such Seller's Articles of Incorporation or By-laws or any organizational documents or any indenture, loan agreement, contract or other instrument to which any such Seller is a party or is bound.

                 (c) Partners has good and marketable title to the Series 1993A Note, free and clear of all liens, charges, security interests, equities and other encumbrances and upon endorsement (without recourse) and delivery of the Series 1993A Note to Call Now, Call Now will own the Series 1993A Note and have good and marketable title thereto, free and clear from all liens, charges security interests, equities and/or other encumbrances, subject to ratification by the partners of Partners.

                 (d) To the best of such Seller's knowledge, the persons so designated on the Transfer List have good and marketable title to the Series 1993B Note Interests and the RPMC Interests, as the case may be, free and clear of all liens, charges, security interests, equities, claims, restrictions and other encumbrances (other than, as to the RPMC Interests, restrictions in RPMC's Regulations, a true and correct copy of which has been provided to Call
Now), and upon delivery to Call Now of such interests and transfer forms described in Article I, Call Now will own all Series 1993B Note Interests and RPMC Interests so delivered, free and clear of all liens, charges, security interests, equities, claims, restrictions and encumbrances (other than, as to the RPMC Interests, the Regulations). Partners will include in each transfer form and require of the person signing such form a like warranty and representation (unqualified as to knowledge) with regard to such person's interests.

                 (e) There are no agreements or restrictions written or oral pertaining to the ownership or transfer of the Series 1993A, or to such Seller's knowledge, of the Series 1993B Notes or Series 1993B Note Interests, other than the Indenture (below described), Partners' partnership agreement and, as to the Series 1993B Note Interests, the assignment of promissory note dated January 1, 1994 ( a true and correct copy of which has been delivered to Call Now). Such agreements do not
impair the transactions contemplated hereby.   Partners will include in each
transfer form and require of the person signing such form a like warranty and representation (unqualified as to knowledge) with regard to such person's interests.

                 (f) To such Seller's knowledge, there are no agreements or restrictions, written or oral, pertaining to the ownership or transfer of the RPMC Interests other than the Regulations (above described), except as will be effectively canceled prior to Closing. Partners will include in each transfer form and require of the person signing such form a like warranty and representation (unqualified as to knowledge) with regard to such person's interests. There are 12,499.999 RPMC Interests issued and outstanding.

                 (g) The Transfer List is correct when delivered and shall be correct at Closing and sets forth correctly each owner of a Series 1993B
Note Interest or a RPMC Interest, according to such Seller's records and best knowledge.

                 (h) The Notes were issued pursuant to the Trust Indenture and Security Agreement by and between RDC and The Frost National Bank dated December 1, 1993, as supplemented by First Supplemental Indenture of Trust and Security Agreement dated March 15, 1996 (the "Indenture"). Except for such March 15, 1996 First Supplemental, the Indenture has not been amended or supplemented. Partners has not altered or modified, or consented to the alteration or modification of, the Notes and are aware of no such modifications or alterations. There have been no payments of principal or interest made on the Notes, except interest has accrued in accordance with the terms of the Notes and Indenture. Partners is the sole legal, record and beneficial owner of the Series 1993A Note and is the sole record owner of the Series 1993B Note. The Series 1993B Note is held by Straus as the trustee for the partners of Partners. The Notes exist in physical (not book entry) form. Partners has not sold, disposed of or encumbered the Series 1993A Note, except for the sale under this Agreement; Partners has transferred interests in the Series 1993B Note only in accordance with the Transfer List, the assignment of promissory note (above described), and this Agreement.

                 (i) Such Seller has taken no action that would impair the intended benefits to be conferred under the attached Addenda. Such Seller has all necessary authority and power to confer the intended benefits under the attached Addenda.

         4.2 Representations and Warranties of Call Now. Call Now represents and warrants to Seller as follows:

                 (a) Call Now is a corporation duly organized, validly existing and in good standing under the laws of Florida. Call Now has full power and authority to carry on its business as now conducted, to own, hold and operate its properties and assets, and to enter into this Agreement.

                 (b) Its authorized securities consist of 50,000,000 shares of Common Stock, 7,233,700 of which has been issued and is fully paid and nonassessable and 800,000 of Preferred Stock of which none are outstanding. The Stock to be delivered to Partners (and Initial Transferees) pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                 (c) The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of Call Now. The performance and observance of and compliance with the terms and provisions hereof do not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of Call Now, or any agreement, indenture, deed of trust, instrument, judgment, obligation, order or decree to which Call Now is a party.

                                   ARTICLE V

                            PRE-CLOSING OBLIGATIONS

         5.1 Supply of Information by Seller. During the period from the date of this Agreement to the Closing Date, Seller shall supply to Call Now such information in such Seller's control concerning the Track and the Assets as Call Now shall reasonably request and allow Call Now and its auditors and representatives access to the books and records and employees and representatives of Seller.

         5.2 Conduct of Business. During the period from the date of this Agreement to the Closing Date, RPMC shall operate the Track and Assets, as the case may be, in the ordinary and usual course consistent with its prior practices and shall not engage in any activity or enter into any transaction outside the ordinary and usual course of business.

                                   ARTICLE VI

                              CONDITIONS TO CLOSE

         6.1 Conditions to Obligation of Call Now. The obligation of Call Now to consummate the Acquisition shall be subject to the fulfillment at or before the Closing of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Call Now:

                 (a) Representations, Warranties and Covenants. The representations and warranties of Seller in Section 4.1 of this Agreement shall be true in all material respects on and as of the Closing with the same effect as though made on and as of such date and all agreements to be performed by Seller on or before the Closing shall have been duly performed in all respects. At Closing, Call Now shall have received a certificate to such effect from Seller.

                 (b) Bills of Sale, Assignments, etc. Seller shall have delivered to Call Now, as applicable, such instruments of transfer conveying and transferring, and/or effecting the benefits of the Assets, as Call Now may reasonably request, including any documents or instruments under Section 1.7.

                 (c) Title. Except as specifically set forth in this Agreement, Call Now shall receive at the Closing legal title to the Series 1993A Note and the Series 1993B Note Interests and the RPMC Interests delivered at Closing free and clear of all liens, pledges and encumbrances of any kind, nature or description, and the Other Assets will be transferred or conferred free of claim or encumbrance.

                 (d) Bankruptcy Case. The Bankruptcy Case shall not have been dismissed, and no orders shall have been entered in the Bankruptcy Case that have a material and adverse effect in the Acquisition or the benefits Call Now may reasonably anticipate therefrom.

                 (e) At Closing, Call Now shall have received no less than:

                          (i) 60% in number and 75% in amount of all Series 1993B Note Interests and 75% of all outstanding principal and accrued interest on the Series 1993B Note.

                          (ii) the right to acquire 100% less only one membership interest of all RPMC Interests.


         6.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the Acquisition shall be subject to the delivery out of Escrow by Call Now at the Closing of the Stock as provided in Articles I and II, and approval (by meeting or consent) of the partners of Partners to the sale of the Series 1993A Note, and a certificate from Call Now that the representations and warranties of Call Now in Section 4.2 of this Agreement shall be true in all material respects on and as of the Closing with the same effect as though made on and as of such date and all agreements to be performed by Call Now on or before the Closing shall have been duly performed in all respects.

                                  ARTICLE VII

                                    CLOSING

                 The Acquisition shall be consummated at a closing (the "Closing") in the offices of Call Now located at 9701 Biscayne Boulevard, Miami Shores, Florida, at 11:00 a.m., five (5) days after the date hereof, or such other date and place as is mutually agreed upon by the parties hereto (the "Closing Date"). At the Closing, Seller and Call Now shall cause the Escrow Agent to make the delivers out of Escrow in accordance with Section 1.4. Seller shall deliver such other documents as are necessary to convey or effect the benefit of the Other Assets, and Call Now shall deliver the Stock in accordance with Article II. Call Now may, at its sole election, to comply with applicable laws or regulations regarding the tax-exempt nature of the indebtedness secured by the Indenture or otherwise, waive or choose not to accept any portion of the Assets, or to defer the acceptance thereof.

                                  ARTICLE VIII

                      POST CLOSING RIGHTS AND OBLIGATIONS

         8.1 Record Inspection Rights. Call Now agrees that all books and records delivered to Call Now by Seller pursuant to the provisions hereof shall be open for inspection and audit by representatives of Seller at any time during regular business hours for a period of five (5) years following the Closing and that Seller may at its expense make such excerpts therefrom as it may deem desirable. Seller agrees that all books and records as shall be retained hereunder by Seller relating to the Track and its operation or the Other Assets shall remain in the premises of the Track and shall be open for inspection and audit by representatives of Call Now at any time during regular business hours upon reasonable notice for a period of five (5) years following the Closing and that Call Now may at its expense make such excerpts therefrom as it may deem desirable.

         8.2 Cooperation. After the Closing, Seller shall execute and deliver to Call Now such applications, requests and other documents as may be reasonably requested by Call Now in order to vest in Call Now the full benefit of the Assets.
                                   ARTICLE IX

                                    NOTICES

         9.1 Notices. All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, return receipt requested:

          (i)      If to Call Now, addressed to:   William M. Allen
                                                   P.O. Box 531399
                                                   Miami Shores, FL  33153

                   With a copy to:                 Joel Bernstein, Esq.
                                                   P.O. Box 330072
                                                   Miami, FL  33233

          (ii)     If to Association, addressed to:
                                                    ---------------------

                                                  --------------------------

                                                  --------------------------

          (iii)    If to RPMC, addressed to:
                                                  --------------------------

                                                  --------------------------


          (iv)     If to Partners, addressed to:
                                                  --------------------------

                                                  --------------------------

                                                  --------------------------



or such other address as Call Now or any Seller shall designate by notice given as provided herein.

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation, execution and consummation of this Agreement, including all fees and expenses of their respective counsel and accountants incurred in connection with this Agreement and all other agreements, documents, certificates, applications and other instruments prepared in connection herewith.

         10.2 Successors. This Agreement shall inure to the benefit of and be binding upon the Seller and its legal representatives and successors and assigns, and Call Now and its respective successors and assigns. Call Now may assign all or part of the Assets to its designees, and Seller, if requested by Call Now, will convey such assigned Assets directly to Call Now's designee.

         10.3 LAW TO APPLY. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, AND THE

PARTIES HEREBY AGREE THAT SUBJECT TO SECTION 10.8, ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BY ANY PARTY CONCERNING THIS AGREEMENT OR THE CONSTRUCTION OR ENFORCEMENT THEREOF SHALL BE BROUGHT ONLY IN A COURT OF APPROPRIATE JURISDICTION IN THE STATE OF FLORIDA.

         10.4 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior arrangements, proposals or understandings, written or oral, (including but not limited to Drake Leddy's letter of September 27, 1996 to Call Now), by or among any of the parties hereto with respect to such purchase and sale or other transactions, which arrangements, proposals and understandings shall be of no further force and effect. No amendment or modification of this Agreement shall be effective for any purpose unless the same shall be in writing signed by all of the parties hereto or their successors in interest.

         10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10.6 Section Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

         10.7 Survival. The representations, warranties and covenants of the parties survive Closing. It is specifically contemplated that this Agreement imposes obligations on the parties that will be fulfilled after Closing.

         10.8 Arbitration. The parties hereto agree that any controversy or claim between Call Now and any Seller arising out of or relating to this Agreement or the performance hereunder, or any dispute arising out of the interpretation or application of this Agreement, shall be submitted for and settled by arbitration in San Antonio, Texas, pursuant to the American Arbitration Association's commercial arbitration rules then in effect (or any successor rules thereto). Call Now and such Seller will each select an arbitrator within ten (10) days, the two
(2) arbitrators so selected will select a third. If more than one Seller participates as a party to the arbitration, all participating Sellers will be aggregated and entitled to only one selected arbitrator. The arbitrators selected will have a back-ground in commercial or corporate law or in the racing industry. Call Now and Seller will use their reasonable efforts to reach a hearing within 180 days of commencement of the case. Call Now and Seller may depose the other and appropriate witnesses and have reasonable, relevant document production. Up to two (2) depositions for each side will be held in San Antonio (or such other location as the parties mutually agree).
Any deposition beyond two (2) for each side, and any extensive document production, shall be held at the location of the witness or records. Call Now and Seller shall require the award be in writing and accompanied by written findings and conclusions. The reasonable cost and expenses of arbitration may be included as part of the award to be allocated by the arbitration. Call Now and Seller agree that judgment upon the award rendered by the arbitrators pursuant to such rules may be entered by any court having jurisdiction thereof. Call Now and Seller agree that the arbitrators' decision shall be final, binding and non-appealable. The arbitrators shall be authorized to order specific performance by a party hereto as, or as a part of, their award. Any party may be served with notice of commencement of an arbitration proceeding hereunder given in a manner permitted by this Section. For the purpose of this Section, if more than one Seller participates as a party to the arbitration, the Seller will be considered a single entity, and any award against such participating Sellers will be joint and several.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      CALL NOW, INC., a Florida corporation


                                      By:________________________________
                                            William M. Allen, President


                                      RETAMA PARK ASSOCIATION, INC., a
                                      Texas corporation

                                      By:________________________________
                                            Name:________________________
                                            Title:_______________________

                                      RETAMA PARTNERS, LTD., a Texas
                                      limited partnership

                                      By:      RETAMA PARK ASSOCIATION, INC.,
                                      a Texas corporation, its General Partner

                                      By:_____________________________
                                            Name:_____________________
                                            Title:____________________


                                      RETAMA PARK MANAGEMENT
                                      COMPANY, L.C., a Texas limited liability company

                                      By:________________________________
                                            Name:________________________
                                            Title:_______________________



                                      ESCROW AGENT:

Escrow Agent accepts his duties
hereunder, not as a party but strictly as an escrow agent, under and according to Article I, above.

______________________________
STEVEN R. BROOK

                                   ADDENDUM A

                   MANAGEMENT CONTRACT AND MANAGEMENT COMPANY


         1. Management Contract. Retama Park Management Co., L.C. ("RPMC") entered into that certain Management Agreement dated December 1, 1993, with RDC pertaining to the Track (the "Management Contract"). Seller will take all necessary actions to approve the renegotiation of such Management Contract, or at Call Now's option, its rejection, in the Bankruptcy Case, on terms reasonably acceptable to Call Now and RDC including a waiver of any accrued and unpaid fees.

         2. RPMC. Seller will use its reasonable efforts to cause the members of RPMC to offer up to all membership units in RPMC ("RPMC Interests") to Robert Buffkin and Bryan Brown at one cent (1c.) per unit, to be acquired, at Call Now's option and as Call Now determines (subject to any necessary TRC approvals). Call Now will give notice as Robert Buffkin and Bryan Brown acquire
such interests.   To effect this provision, all RPMC Interests tendered will be delivered into Escrow (at or after Closing, as provided in Article I, above) and will be held by Escrow Agent and, after Closing and if and when Call Now elects, distributed to Robert Buffkin or Bryan Brown as they may direct Escrow Agent. In any event, RPMC will assist in taking the actions described in paragraph 1, above, when requested by Call Now, and if requested by Call Now after confirmation of the RDC's Plan of Adjustment, RPMC will negotiate and permit such other modifications to or cancellation of the Management Contract as may be requested by Call Now and approved by the RDC. Seller shall use its reasonable efforts to obtain the tendered, written resignations of such officers and managers of RPMC as Robert Buffkin and Bryan Brown may designate, to be accepted or rejected by Robert Buffkin and Bryan Brown after they have acquired control in accordance with the foregoing.

         The form of transfer of the RPMC Interests will be satisfactory to Call Now and will include such waivers and agreements, and such warranties and representations made in favor of RPMC and Call Now (as set forth in Article
IV).

                                   ADDENDUM B


         Retama Partners, Ltd. ("Partners") and RDC entered into that certain License and Agency Contract ("Contract") dated December 1, 1993, under which certain beneficial interests in the License (as therein identified and defined) were assigned to RDC. The interests not assigned to RDC under the Contract may be referred to as the "Enhancements." Partners, at Closing, or as soon thereafter as any requisite TRC approval is obtained (and Partners shall use its reasonable efforts to obtain such approval), shall irrevocably assign and transfer an undivided 50% of the Enhancements by license agreements in form reasonably acceptable to Call Now, to Call Now's designee.

         The term "Enhancements" is to be interpreted broadly to include any right, benefit or entitlement now existing or hereafter arising under the License (except interest assigned to RDC under the Contract, but including any reversion of such interest to Partners), or in or under any related license hereafter issued to Partners or its designee, all to the extent as follows:

                 a. As to any activities located on the grounds now or hereafter owned by or leased to RDC (or its successors as owners of the Track) or otherwise on the Track or within a five (5) mile radius of the center point of the main race-track at the Track, any activities or matters whatsoever.

                 b. As to any activities at any other location, any activities or matters dealing with or related to horse racing or betting on horse racing (whether pertaining to racing at the Track or otherwise).

         Call Now may designate one or more persons to hold the undivided interests in the Enhancements allocated to it as provided under this Addendum.

         The Enhancement acquired by Call Now's designee will be subject (equally with the Enhancement retained by Partners) to Section 4.02 of the Master Acquisition Agreement dated as of December 1, 1993, between Partners and RDC, concerning the future allocation of Enhancements between the RDC and Partners, provided that Call Now or its designee will have the right to participate equally with Partners in such negotiations and allocations with the RDC.

                                   ADDENDUM C


         The Seller, and their respective partners, members, directors, officers and shareholders, are involved to varying degrees in the Texas horse racing industry. Seller will, or will cause their respective members, partners, directors, officers and shareholders to, provide (at no out-of-pocket expense to such persons) reasonable assistance to RDC and the current (or any future) management company in the operation of the Track, in the following areas:

         a. Maintaining contacts with the TRC and being available for meetings and hearings with the TRC and its staff, and supporting reasonable goals of RDC or the current (or any future) management company as to the Track and its operations.

         b. Attending Track events, including media functions, promoting the Track.

         c. Generally maintaining, enhancing and promoting the goodwill and reputation of RDC and the Track in the local, state and regional communities and the horse racing industry generally.

               FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE


         This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE ("Amendment") is made as of this 6th day of November, 1996, by and between CALL NOW, INC. ("Call Now") and RETAMA PARK ASSOCIATION, INC. ("Association"), RETAMA PARTNERS, LTD. ("Partners"), and RETAMA PARK MANAGEMENT COMPANY, L.C. ("RPMC") (herein Association, Partners and RPMC may be jointly and severally referred to as the "Seller").

                              W I T N E S S E T H:

         WHEREAS, Call Now and Seller have executed and entered into that certain AGREEMENT OF PURCHASE AND SALE ("Agreement") of even date herewith, pertaining in part to the purchase by Call Now and the sale by Partners of the Series 1993A Note (such term, together with all other terms used herein and defined in the Agreement, have the meanings assigned in the Agreement);

         WHEREAS, Call Now and the Seller desire to close the purchase of the Series 1993A Note immediately, and close the purchase of the remainder of the Assets on or before December 7, 1996;

         WHEREAS, this Amendment is intended to operate consistently with the Agreement, but will prevail over and control any conflicting terms of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereby agree as follows:

         1. Subject to and upon the terms and conditions of the Agreement not directly inconsistent with this Amendment, but intending to effect a closing of the purchase of the Series 1993A Note today, Partners hereby sell, transfer, assign, convey and deliver to Call Now and Call Now hereby purchases and acquires from Partners the Series 1993A Note and all entitlements thereunder free and clear of all claims or encumbrances. In accepting conveyance of the Series

1993A Note, Call Now acknowledges and understands that such conveyance is subject to ratification by the Partners' limited partners. Seller pledges to use its best efforts to secure (1) on or before November 8, 1996, written proxies from the requisite majority of the partners of Partners voting to approve this purchase and the Acquisition generally, and (2) ratification at a meeting or by written consent (at which such proxies are voted) on or before November 23, 1996, but no assurance of ratification can be given. Partners waives any right or claim to accrued interest on the Series 1993A Note, and agrees that any entitlement to accrued interest on the Series 1993A Note passes to Call Now as part of the Series 1993A Note. The Series 1993A Note is endorsed by Partners without recourse to Call Now and is hereby delivered to Call Now. Seller reaffirms all warranties and representation pertaining to the Series 1993A Note and to the Seller generally. The outstanding balance of the Series 1993A Note, including accrued interest, is no less than $50,745,213.00.

         2. To effect the closing of the purchase of the Series 1993A Note prior to the closing on the purchase of the other Assets, Call Now hereby delivers to the Escrow Agent certificate number 2934, representing 385,700 shares of Call Now common stock, being the Stock.

         3. The Escrow Agent may act in accordance with the Agreement regarding the Stock, except, upon ratification of the purchase of the Series 1993A Note, Partners is entitled to receive the Stock out of Escrow in accordance with the Agreement upon the Closing of the remainder of the Assets, or if such does not close, then upon demand by Seller at any time after December 15, 1996, and Call Now shall retain any remedies for Seller's default.

         4. The parties agree that the Closing as to the purchase of the Series 1993A Note occurred the date of this Amendment. The parties agree to effect Closing on or before November 23, 1996.

         5. As hereby amended, the Agreement shall continue in full force and effect according to its terms.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.


                                   CALL NOW, INC., a Florida corporation

                                   By:________________________________
                                         William M. Allen, President


                                   RETAMA PARK ASSOCIATION, INC., a
                                   Texas corporation

                                   By:________________________________
                                         Name:________________________
                                         Title:_______________________


                                   RETAMA PARTNERS, LTD., a Texas
                                   limited partnership

                                   By:   RETAMA PARK ASSOCIATION, INC.,
                                         a Texas corporation, its General
                                         Partner

                                   By:_____________________________
                                         Name:_____________________
                                         Title:____________________


                                         RETAMA PARK MANAGEMENT
                                         COMPANY, L.C., a Texas limited
                                         liability company

                                   By:________________________________
                                         Name:________________________
                                         Title:_______________________

                                                                       EXHIBIT C

                         AGREEMENT OF PURCHASE AND SALE

         This AGREEMENT OF PURCHASE AND SALE ("Agreement") is made as of this ____ day of June, 1996 by and between ALAN NIEDERHOFFER ("Buyer") and ARN COMMUNICATIONS CORP., a Florida corporation ("Seller").

         WITNESSETH:

         WHEREAS, Seller is engaged in the marketing and providing of long distance telephone services (the "Business"); and

         WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to acquire from Seller the Business and the tangible and intangible assets utilized in the conduct of the Business and assume certain of the liabilities of the Business on the terms and conditions herein set forth (such transaction being hereinafter referred to as the "Acquisition");

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

         1.1 Assets to be purchased. Subject to and upon the terms and conditions hereof and upon the basis of the representations and warranties contained herein, Seller shall sell, transfer, assign, convey and deliver to Buyer and Buyer shall purchase and acquire from Seller, at the Closing , the following assets of Seller (the "Acquisition Assets"):

                  (a) All equipment, furniture, consumable supplies, telephone numbers and other tangible personal property used in the conduct of the Business.

                  (b) All trademarks, tradenames, copyrights and registrations thereof used in the conduct of the Business, together with the good will of the Business symbolized thereby and the right to sue for past infringement thereof.

                  (c) All of Seller's know-how, processes, trade secrets and other proprietary information and technology used in the Business, including, without limitation, all business plans, publications, customer and prospect lists, instructions, manuals, advertising and marketing programs, data, records, information, prospects, knowledge, procedures and other material relating to the Business or any service or product sold by the Business.

                  (d) All the rights and incidents of interest of Seller in the executory contracts, agreements and understandings relating to the Business.

                  (e) All records of Seller relating to the conduct of the Business, including, without limitation, customer lists, and contract files and letters of agency.

                  (f) All rights and incidents of interest held by Seller in software, computer programs, source codes and documentation used in the conduct of the Business to the extent that such rights may be legally transferred to Buyer.

                  (g) All payroll and personnel records of those employees of Seller who accept Buyer's offer of employment pursuant to Section 7.1 hereof.

                  (h) All accounts receivable and customer orders relating to the Business, except those specified in Section 1.2(e).

                  (i) FCC and PSC licenses, tariffs and permits and tax certificates related to the Business to the extent they may be legally transferred.

                  (j) Except as specifically stated in Section 1.2 below, all other assets of Seller used in the conduct of the Business and not specifically identified above.

         1.2 Assets to be Retained. Seller shall retain and shall not sell, transfer, assign, convey or deliver to Buyer the following assets of
Seller:

                  (a) All workers' compensation and unemployment compensation accounts of the Seller relating to the Business.

                  (b) Any assets not transferred in above.

                  (c) All federal, state and local income, sales, franchise, property and other tax refunds related to periods ending on or prior to the Closing.

                  (d) All rights with respect to corporate and other services provided to or on behalf of Seller before the Closing.

                  (e) All rights to real estate facilities utilized in the operation of the Business.

                  (f) All books, minute books, documents and records of whatever kind and nature and in whatever form, relating to the Assets to be Retained.

                  (g) Claims against Telnex, its principals and Mid-Com.

         1.3 Obligations to be Assumed. In connection with the purchase of the Acquisition Assets, Buyer shall assume all obligations and liabilities of Seller under the executory contracts, agreements, understandings and payables of the Business, other than amounts payable to Seller's parent corporation.

         1.4 Obligations to be Retained. Except as otherwise expressly provided in this Agreement, Buyer shall not assume or otherwise be obligated to pay, perform or discharge any existing obligations or liabilities, fixed or contingent, of Seller to Mid-Com.

         1.5 Consents to Assignment. To the extent that the assignment to Buyer of any contract, agreement, understanding or order to be assumed by Buyer under this Agreement shall require the consent of the other party thereto, the same shall not be assigned to Buyer hereunder until such consent is obtained. Seller shall use its best efforts to procure consent to the assignment of any contract, agreement, commitment, undertaking or order that requires such consent. If such consent is not obtained, Seller shall cooperate with Buyer in a reasonable arrangement designed to provide for Buyer the benefit under any such contract, agreement, commitment, undertaking or order, including enforcement, at Buyer's expense, of any and all rights of Seller against the other party thereto arising out of breach or cancellation thereof by such other party or otherwise.

                                   ARTICLE II

                                     PAYMENT

        2.1 Purchase Price. In consideration of the Acquisition, Buyer shall pay Seller as follows:

                  (a) 100,000 shares of Call Now, Inc. Common Stock, excluding all dividends accrued and undistributed thereon as of the Closing.

                  (b) Seller's parent has provided Seller with a $100,000 certificate of deposit from Intercontinental Bank which is collateral security for payment of long distance telephone services from Cable and Wireless. Buyer shall return such certificate of deposit on or before its current maturity date of June 30, 1997 with the entire principal and interest undiminished. As collateral security for such obligation, Buyer will deliver to Seller 50,000 shares of Call

Now, Inc. In the event Buyer wishes to sell any such shares prior to return of such certificate of deposit, the first $100,000 of the proceeds of such sale shall be paid to Seller in lieu of such sold stock. Seller will take such actions as may be necessary to allow such shares to be sold pursuant to Rule 144.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

                  (a) Seller is duly organized, validly existing and in good standing in and under the laws of the State of Florida. Seller has full power and authority to enter into this Agreement and to sell, transfer, assign and convey the Acquisition Assets to Buyer.

                  (b) When duly executed by all parties, this Agreement will be valid and legally binding upon Seller and neither the execution of this Agreement by Seller nor the performance by Seller of the various terms and provisions hereof will violate Seller's Articles of Incorporation or By-laws or any indenture, loan agreement, contract or other instrument to which Buyer is a party or is bound.

                  (c) Seller has good and marketable title to all of the Acquisition Assets, free and clear of all liens, charges, security interests, equities and other encumbrances and upon delivery by Seller to Buyer of the bills of sale, assignments and other instruments referred to in Section 5.l(d), Buyer will own the Acquisition Assets owned by the Business and have good and marketable title thereto, free and clear from all liens, charges, security interests, equities and/or other encumbrances.

          3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                   When duly executed by all parties, this Agreement will be valid and legally binding upon Buyer and neither the execution of this Agreement by Buyer nor the performance by it of the various terms and provisions hereof will violate any indenture, loan agreement, contract or other instrument to which it is a party or by which it is bound.

                                   ARTICLE IV

                             PRE-CLOSING OBLIGATIONS

          4.1 Supply of Information by Seller. During the period from the date of this Agreement to the Closing Date, Seller shall supply to Buyer such information concerning the Business and the Acquisition Assets as Buyer shall reasonably request and allow Buyer and its auditors and representatives access to the books and records and employees and representatives of Seller.

          4.2 Conduct of Business. During the period from the date of this Agreement to the Closing Date, Seller shall operate the Business in the ordinary and usual course consistent with its prior practices, and shall not engage in any activity or enter into any transaction outside the ordinary and usual course of business.

                                    ARTICLE V

                               CONDITIONS TO CLOSE

         5.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Acquisition shall be subject to the fulfillment at or before the Closing of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Buyer:

                  (a) Representations, Warranties and Covenants. The representations and warranties of Seller in Section 3.1 of this Agreement shall be true in all material respects on and as of the Closing with the same effect as though made on and as of such date and all agreements to be performed by Seller on or before the Closing shall have been duly performed in all respects.

                  (b) Loss of Property. None of the Acquisition Assets, the loss, material damage or destruction of which would interfere with the ability of Buyer to continue the Business, shall have been lost, materially damaged or destroyed, whether or not such loss, damage or destruction is covered by insurance and there has been no materially adverse change in the business, operations or customer base of the Business.

                  (c) Bills of Sale, Assignments, etc. Seller shall have delivered to Buyer a duly executed Assignment and Bill of Sale in the form attached hereto as Exhibit C and such other instruments of transfer conveying and transferring the Acquisition Assets to Buyer as Buyer may reasonably request.

                  (d) Title. Except as specifically set forth in this Agreement, Buyer shall receive at the Closing legal title to the Acquisition Assets free and clear of all liens, pledges and encumbrances of any kind, nature or description.

         5.2 Conditions to Obligation of Seller. The obligation of Seller to consummate the Acquisition shall be subject to the payment by Buyer at the Closing of the price and security stated in Section 2.1 hereof.

                                   ARTICLE VI

                                     CLOSING

                  The Acquisition shall be consummated at a closing (the "Closing") in the offices of Buyer located at 9701 Biscayne Boulevard, Miami Shores, Florida, at 11:00 a.m., five (5) days after the date hereof, or such other date and place as is mutually agreed upon by the parties hereto.

                                   ARTICLE VII

                       POST CLOSING RIGHTS AND OBLIGATIONS

         7.1 Buyer Employment. At the Closing, Buyer may offer employment to some or all employees of the Seller on terms equivalent to employment by Seller. Seller will give Buyer reasonable assistance, without charge, in effecting the employment of such employees, but acknowledges that it has no authority to speak for or make commitments on behalf of Buyer and warrants that it has not made any representations to Seller's employees that it has any such authority with respect to employment with Buyer.

         7.2 Record Inspection Rights. Buyer agrees that all books and records delivered to Buyer by Seller pursuant to the provisions hereof shall be open for inspection and audit by representatives of Seller at any time during regular business hours for a period of five (5) years following the Closing and that Seller may at its expense make such excerpts therefrom as it may deem desirable. Seller agrees that all books and records as shall be retained hereunder by Seller relating to the Business shall remain in the premises of the Business and shall be open for inspection and audit by representatives of Buyer at any time during regular business hours upon reasonable notice for a period of five (5) years following the Closing and that Buyer may at its expense make such excerpts therefrom as it may deem desirable.

         7.3 Cooperation. Seller shall execute and deliver to Buyer such applications, requests and other documents as may be reasonably requested by Buyer in order to vest in Buyer the full benefit of the Acquisition Assets.

         7.4 Conduct of Business. Buyer shall have the right to use the name ARN COMMUNICATIONS, or a variation thereof in the conduct of the Business after the Closing.

         7.5 Facilities. Buyer shall receive the right to operate the Business at the facility now utilized by Seller for up to 90 days after the Closing for no rent.

         7.6 Buyer hereby acknowledges his employment agreement with Call Now, Inc. (f/k/a Phone One International, Inc.) is terminated and Call Now, Inc. is hereby released from any liability to Buyer under or pursuant to said agreement.

                                  ARTICLE VIII

                                     NOTICES

         8.01 Notices. All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by certified mail, return receipt requested:

                  (i) If to Seller, addressed to:

                           William M. Allen.
                           P.O. Box 531399
                           Miami Shores, FL 33153

                           With a copy to:

                           Joel Bernstein, Esq.
                           P. O. Box 330072
                           Miami, FL 33233

                  (ii) If to Buyer, addressed to:

or such other address as Buyer or Seller shall designate by notice given as provided herein

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Public Announcements. No public announcement of the transactions provided for herein shall be made by the Buyer unless the same shall be approved in advance in writing by Seller.

         9.02 Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation, execution and consummation of this Agreement, including all fees and expenses of their respective counsel and accountants incurred in connection with this Agreement and all other agreements, documents, certificates, applications and other instruments prepared in connection herewith.

         9.03. Successors. This Agreement shall inure to the benefit of and be binding upon the Seller and its legal representatives and successors and assigns, and Buyer and its respective successors and assigns.

         9.04 Law to Apply. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, and the parties hereby agree that any action, suit or other legal proceeding by any party concerning this Agreement or the construction or enforcement thereof shall be brought only in a court of appropriate jurisdiction in the State of Florida.

         9.05 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior arrangements, proposals or understandings, written or oral, by or among any of the parties hereto with respect to such purchase and sale or other transactions, which arrangements, proposals and understandings shall be of no further force and effect. No amendment or modification of this Agreement shall be effective for any purpose unless the same shall be in writing signed by all of the parties hereto or their successors in interest.

         9.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9.07 Section Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

         9.08 Name Change. Upon Closing, Seller will change its corporate name to eliminate "ARN" or similar names from its corporate name or trade name.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                ARN COMMUNICATIONS CORP.


                                By:
                                   ---------------------------------
                                         President



                                   ---------------------------------
                                   ALAN NIEDERHOFFER